UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                  July 20, 2009

                                   CACHE, INC.
                  --------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           FLORIDA                    0 -10345                   59 -1588181
         ----------            ----------------------           -------------
        (STATE OR OTHER       (COMMISSION FILE NUMBER)          (IRS EMPLOYER
         JURISDICTION OF                                        IDENTIFICATION
         INCORPORATION)                                            NUMBER)



                     1440 BROADWAY, NEW YORK, NEW YORK 10018
                        --------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 575-3200




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

     ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On July 20, 2009, Cache, Inc. (the "Company") issued a press release
(the "Press Release") announcing its results for the thirteen- and twenty-six week periods ended June 27, 2009, introducing new guidance for the third fiscal quarter of 2009 and continuing its planned store openings and closings for the remainder of the fiscal year. The Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.


     ITEM 9.01 EXHIBITS

99.1 Press release regarding results for the thirteen week period ended June 27, 2009, guidance for the third quarter of 2009 and continuing plans for store openings and closings.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  July 21, 2009                       CACHE, INC.




                                            By: /s/ Margaret Feeney
                                                -------------------------------
                                                Margaret Feeney
                                                Executive Vice President and
                                                Chief Financial Officer

                                                                  Exhibit 99.1
                                                                  -------------


[GRAPHIC OMITTED]
                         Company Contact:     Maggie Feeney
                                              Executive Vice President and
                                              Chief Financial Officer
                                              Cache Inc.
                                              (212) 575-3206
FINAL FOR RELEASE
                         Investor Relations:  Allison Malkin/Jane Thorn Leeson
                                              ICR, Inc.
                                              (203) 682-8225/(646) 277-1223


                CACHE REPORTS SECOND QUARTER FISCAL 2009 RESULTS
                   SECOND QUARTER EARNINGS PER SHARE OF $0.07
       CASH AND MARKETABLE SECURITIES TOTALS $34.8 MILLION AT QUARTER END
                  INTRODUCES THIRD QUARTER FISCAL 2009 GUIDANCE

         New York, New York - July 20, 2009 - Cache Inc., (NASDAQ: CACH), a specialty chain of women's apparel stores, reported results for the thirteen ("second quarter") and twenty-six week periods ("first six months") ended June 27, 2009.

FOR THE 13-WEEK PERIOD ENDED JUNE 27, 2009:
    o Net sales decreased 23.1% to $56.9 million from $74.0 million in the second quarter of fiscal 2008. Comparable store sales decreased
          23.0%, as compared to an increase of 3.0% in the second quarter of fiscal 2008;
    o Net income totaled $845,000 or $0.07 per diluted share, as compared to net income of $2.1 million or $0.16 per diluted share in the second quarter of fiscal 2008.

       Thomas Reinckens, Chairman and Chief Executive Officer, commented:
"During the second quarter, we maintained a strong balance sheet, achieved earnings per share at the high end of our expectations and positive cash flow. At quarter end, cash and marketable securities totaled $34.8 million, and inventory declined 36% from the prior year. In addition, we generated $7 million in expense savings and are currently on track to achieve $23 million in cost reductions this year."

       "While the weak consumer spending environment pressured our sales performance during the quarter, we are encouraged by the favorable response to our merchandise categories where we offer compelling value and differentiation in fashion, with particular strength in day dresses, value-priced accessories and tops," Mr. Reinckens continued. "We expect to expand upon the success of these areas this fall, as we emphasize affordability in our offerings and introduce new denim, casual and activewear assortments, which are in high demand by our customers."

       "As we look ahead, we are confident that our fall assortments, which are delivered to our stores late August, will resonate with consumers and enable us to improve our comparable store sales performance as compared to the first half of the year," Mr. Reinckens stated. "While the third quarter typically represents a loss for our Company given our calendar year, we are confident that our strategies of offering enhanced value, differentiation and expanded assortments appropriate for day to allow us to garner increased market share. Our focus for the balance of the year will be to continue to strengthen our balance sheet and achieve positive cash flow, while maximizing opportunities to build sales and reduce product costs, as we move to increased overseas sourcing. We believe this strategy will enable us to become a stronger Company with increased sales and profit potential and lead to increased long term value for all Cache stakeholders."

FOR THE 26-WEEK PERIOD ENDED JUNE 27, 2009:
    o Net sales decreased 22.5% to $109.9 million from $141.7 million in the first six months of fiscal 2008. Comparable store sales decreased 21.9% following a 3.1% gain in the first six months of fiscal 2008;
    o Net loss was $751,000 or ($0.06) per share, as compared to net income of $52,000 or breakeven on a per share basis in the first six months of fiscal 2008. Results in the first six months of fiscal 2008 included charges, net of taxes, of: $1.5 million or $0.11 per diluted share related to store closures and $388,000 or $0.03 per diluted share related to the management change in January 2008; and
    o Adjusted net income for the first six months of fiscal 2008 was $1.9 million or $0.14 per diluted share and excludes store closure and management change costs.


       Gross profit for the second quarter of fiscal 2009 was $25.2 million, or 44.4% of net sales, compared to $34.2 million, or 46.2% of net sales, in the second quarter of fiscal 2008. For the first six months of fiscal 2009, gross profit was $47.0 million, or 42.8% of net sales, compared to $62.6 million, or 44.2% of net sales, in the first six months of fiscal 2008. The decline in gross profit margin for the second quarter and first six months of fiscal 2009 was primarily driven by deleverage in occupancy costs resulting from lower sales. This was partially offset by higher initial markup due to improved sourcing and reduced freight costs, as compared to the prior year.

       In total, operating expenses were $23.9 million, or 42.0% of net sales, as compared to $31.0 million, or 41.9% of net sales, in the second quarter of fiscal 2008. For the first six months of fiscal 2009, total operating expenses were $48.2 million, or 43.9% of net sales, compared to $62.9 million, or 44.4% of net sales, in the first six months of fiscal 2008. Operating expenses for the first six months of fiscal 2008 included $2.9 million of charges, primarily related to store closures. The decrease in operating expenses for the quarter and first six months of fiscal 2009 was primarily driven by a reduction in store payroll, depreciation and advertising costs, lower general and administrative costs and the effect of the above-mentioned one-time charges incurred during the first six months of fiscal 2008.

       At June 27, 2009, cash and marketable securities totaled $34.8 million and compares to $27.4 million in cash and marketable securities at June 28, 2008. Total inventory at cost decreased 36% at quarter end from the prior-year period. Working capital decreased by $2.2 million to $45.7 million from $47.9 million at June 28, 2008, primarily due to reduced profitability.

A table summarizing financial results follows:

                                           TWENTY-SIX WEEKS ENDED                         THIRTEEN WEEKS ENDED
                                          June 27,        June 28,                     June 27,      June 28,
                                            2009            2008                         2009          2008
                                         ---------       ---------                    ---------     ---------
                                        ($ thousands, except for per share data, share numbers and store count)

Net sales                              $   109,872      $  141,681                  $   56,866     $   73,973
Operating income (loss)                     (1,212)           (273)                      1,318          3,207
Store closure and other one-time costs           -           2,924                           -              -

Operating income (loss) before
                   one-time costs           (1,212)          2,651                       1,318          3,207

Net income (loss)                             (751)             52                         845          2,105
Net income (loss) before one-time costs       (751)          1,894                         845          2,105

Basic earnings (loss) per share        $     (0.06)     $     0.00                  $     0.07     $     0.16
Diluted earnings (loss) per share      $     (0.06)     $     0.00                  $     0.07     $     0.16

Per share - Store closure and other
                   one-time costs      $         -      $     0.14                  $        -     $        -

Diluted earnings (loss) per share -
            excluding one-time costs   $     (0.06)     $     0.14                  $     0.07     $     0.16

Basic weighted average shares
             outstanding                12,841,000      13,443,000                  12,728,000     13,320,000
Diluted weighted average shares
             outstanding                12,841,000      13,462,000                  12,728,000     13,357,000


Number of stores open at end of period         291             297                         291            297



THIRD QUARTER FISCAL 2009 GUIDANCE

         The Company is introducing guidance for the third quarter of fiscal 2009. The Company estimates net sales in the range of $48 million to $50 million, which compares to actual net sales of $58.1 million in fiscal 2008. This guidance assumes comparable stores sales in the third quarter of fiscal 2009 will decrease in the mid-to-high teen percentage range and compares to a comparable store sales decrease of 4% in the third quarter of fiscal 2008.

         Loss per share for the third quarter of fiscal 2009 is estimated in the range of ($0.22) to ($0.17), which compares to actual third quarter fiscal 2008 loss per share on a GAAP basis of ($0.12), which included charges of $0.02 per diluted share for store closures. Actual adjusted net loss for the third quarter of fiscal 2008 was ($0.10) per share and excluded store closure costs.

STORE OPENING PLANS

         During the second quarter, the Company opened no new stores and closed three locations, ending the period with 291 stores in operation. For the remainder of fiscal 2009, the Company plans to open one or two additional new stores and close approximately two or three locations, ending the year with approximately 289 stores and approximately 585,000 square feet in operation.

CONFERENCE CALL INFORMATION

         The Company announced that it will conduct a conference call to discuss its second quarter fiscal 2009 results today, July 20, 2009 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 407-9039 approximately ten minutes prior to the start of the call. The conference call will also be web-cast live at WWW.CACHE.COM. A replay of this call will be available until July 27, 2009 and can be accessed by dialing
(877) 660-6853 and entering account number 3055 and conference code 327375.

ABOUT CACHE, INC.
         Cache is a nationwide, mall-based specialty retailer of sophisticated sportswear and social occasion dresses targeting style-conscious women who have a youthful attitude and are self-confident. We currently operate 290 stores, primarily situated in central locations in high traffic, upscale malls in 43 states, the Virgin Islands and Puerto Rico.


                                     CACHE, INC. AND SUBSIDIARIES
                                     CONSOLIDATED BALANCE SHEETS

                                                         June 27,      December 27,      June 28,
ASSETS                                                      2009           2008           2008
                                                       -------------   -------------   -------------

Current assets:
  Cash and equivalents                                 $   4,315,000   $   4,835,000   $   1,045,000
  Marketable securities                                   30,513,000      25,153,000      26,319,000
  Receivables, net                                         2,653,000       3,898,000       4,565,000
  Income tax receivable                                      534,000       5,883,000               0
  Inventories, net                                        22,420,000      22,321,000      35,042,000
  Prepaid expenses and other current assets                2,109,000       1,795,000       4,465,000
                                                       -------------   -------------   -------------
                 Total current assets                     62,544,000      63,885,000      71,436,000

Equipment and leasehold improvements, net                 38,415,000      43,320,000      46,764,000
Goodwill                                                   9,092,000       9,092,000      10,089,000
Intangible assets, net                                     1,245,000       1,304,000       1,364,000
Other assets                                               2,399,000       1,924,000         382,000
                                                       -------------   -------------   -------------

                 Total assets                          $ 113,695,000   $ 119,525,000   $ 130,035,000
                                                       =============   =============   =============


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                     $   5,559,000   $   6,375,000   $  10,567,000
  Note payable                                             1,282,000       1,259,000       1,362,000
  Accrued compensation                                     1,316,000       1,713,000       1,949,000
  Accrued liabilities                                      8,647,000      11,077,000       9,663,000
                                                       -------------   -------------   -------------
                          Total current liabilities       16,804,000      20,424,000      23,541,000


Note payable                                               2,518,000       3,143,000       3,753,000
Other liabilities                                         16,430,000      16,795,000      16,373,000
Deferred income taxes, net                                         0               0          99,000

Commitments and contingencies


STOCKHOLDERS' EQUITY

  Common stock, par value $.01; authorized, 20,000,000
    shares; issued 16,410,036, 16,410,036 and                164,000         164,000         164,000
    16,392,936
  Additional paid-in capital                              47,272,000      47,155,000      46,784,000
  Retained earnings                                       70,302,000      71,053,000      78,227,000
  Treasury stock, 3,682,199, 3,372,000 and 3,167,000
  shares, at cost                                        (39,795,000)    (39,209,000)    (38,906,000)
                                                       -------------   -------------   -------------
                          Total stockholders' equity      77,943,000      79,163,000      86,269,000
                                                       -------------   -------------   -------------
                          Total liabilities and
                          stockholders' equity         $ 113,695,000   $ 119,525,000   $ 130,035,000
                                                       =============   =============   =============



                                     CACHE, INC. AND SUBSIDIARIES
                                CONSOLIDATED STATEMENTS OF OPERATIONS
                                    FOR THE TWENTY-SIX WEEKS ENDED

                                                              June 27,                  June 28,
                                                                2009                      2008
                                                        -----------------         -----------------

Net sales                                               $    109,872,000           $   141,681,000

Cost of sales, including buying and occupancy                 62,848,000                79,074,000
                                                        -----------------         -----------------
Gross profit                                                  47,024,000                62,607,000
                                                        -----------------         -----------------
Expenses
    Store operating expenses                                  39,251,000                48,701,000
    General and administrative expenses                        8,985,000                11,871,000
    Store exit costs                                                   0                 2,308,000
                                                        -----------------         -----------------
      Total expenses                                          48,236,000                62,880,000
                                                        -----------------         -----------------

Operating loss                                                (1,212,000)                 (273,000)


Other income (expense):
    Interest expense                                             (98,000)                 (131,000)
    Interest income                                              127,000                   487,000
                                                        -----------------         -----------------

Income (loss) before income taxes                             (1,183,000)                   83,000

Income tax provision (benefit)                                  (432,000)                   31,000
                                                        -----------------         -----------------


Net income (loss)                                       $       (751,000)          $        52,000
                                                        =================         =================



Basic earnings (loss) per share                         $          (0.06)          $          0.00
                                                            =============             =============

Diluted earnings (loss) per share                       $          (0.06)          $          0.00
                                                            =============             =============



Basic weighted average shares outstanding                     12,841,000                13,443,000
                                                            =============             =============

Diluted weighted average shares outstanding                   12,841,000                13,462,000
                                                            =============             =============



                                     CACHE, INC. AND SUBSIDIARIES
                                CONSOLIDATED STATEMENTS OF OPERATIONS
                                     FOR THE THIRTEEN WEEKS ENDED

                                                              June 27,                  June 28,
                                                                2009                      2008
                                                        -----------------         -----------------

Net sales                                               $     56,866,000          $     73,973,000

Cost of sales, including occupancy and
buying costs                                                  31,636,000                39,781,000
                                                        -----------------         -----------------

Gross profit                                                  25,230,000                34,192,000
                                                        -----------------         -----------------

Costs and expenses
    Store operating expenses                                  19,663,000                24,783,000
    General and administrative expenses                        4,249,000                 6,202,000
    Store exit costs                                                   0                         0

                                                        -----------------         -----------------
 Total expenses                                               23,912,000                30,985,000
                                                        -----------------         -----------------

Operating income                                               1,318,000                 3,207,000
                                                        -----------------         -----------------


Other income (expense):
    Interest expense                                             (47,000)                  (63,000)
    Interest income                                               60,000                   197,000
                                                        -----------------         -----------------

Income before income taxes                                     1,331,000                 3,341,000

Income tax provision                                             486,000                 1,236,000
                                                        -----------------         -----------------


Net income                                              $        845,000          $      2,105,000
                                                        =================         =================



Basic earnings per share                                $           0.07          $           0.16
                                                            =============             =============

Diluted earnings per share                              $           0.07          $           0.16
                                                            =============             =============



Basic weighted average shares outstanding                     12,728,000                13,320,000
                                                            =============             =============

Diluted weighted average shares outstanding                   12,728,000                13,357,000
                                                            =============             =============